CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports dated March 29, 2010 on Dreyfus Government Cash Management and Dreyfus Government Prime Cash for the fiscal year ended January 31, 2010 which are incorporated by reference in this Registration Statement (Form N-1A Nos. 2-89359 and 811-3964) of Dreyfus Government Cash Management Funds.

                                                                                                ERNST & YOUNG LLP

New York, New York

May 25, 2010